UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 1, 2016
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2016, the Board of Directors (the “Board”) of Xerium Technologies, Inc. (the “Company”) elected Alexander Toeldte to serve as a director on the Board. At this time, he has not been appointed to any committees of the Board.

There is no arrangement or understanding between Mr. Toeldte and any other persons pursuant to which he was elected as a director, and Mr. Toeldte is not, has not been, and is not currently proposed to be, a participant in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Toeldte will be compensated in accordance with the Company’s policy for compensation of non-management directors. Among other things, this policy generally provides that he will receive an annual retainer of $112,000, paid quarterly, of which 50% will be paid in the form of deferred stock units, and the remainder may be paid in deferred stock units or in cash at his election.

The Company issued a press release announcing the appointment of Mr. Toeldte, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press release dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Kevin McDougall
Name:	Kevin McDougall
Title:	Executive Vice President, General Counsel and Secretary

Date:  January 6, 2016